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                                                                   EXHIBIT 23.10


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Keystone Financial, Inc. on Form S-4 and the related Joint Proxy Statement/Prospectus of our report with respect to the consolidated financial statements of Elmwood Bancorp, Inc. and subsidiary for the year ended December 31, 1993, dated January 24, 1994, appearing in the Annual Report on Form 10-K of Keystone Financial, Inc. for the year ended December 31, 1995.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
January 22, 1997